   As filed with the Securities and Exchange Commission on September 8, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


                                SUMMA INDUSTRIES
             (Exact name of registrant as specified in its charter)

              California                            95-1240978
    (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)


        21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503
          (Address of Principal Executive Office, including Zip Code)


                 SUMMA INDUSTRIES EMPLOYEE STOCK OWNERSHIP PLAN
               SUMMA INDUSTRIES 401(k) SAVINGS & RETIREMENT PLAN
                           (Full title of the plans)


                               James R. Swartwout
                      21250 Hawthorne Boulevard, Suite 500
                          Torrance, California  90503
                    (Name and address of agent for service)

                                 (310) 792-7024
         (Telephone number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                      Proposed          Proposed
Title of             Amount           maximum           maximum              Amount of
securities           to be            offering price    aggregate            registration
be registered        registered       per share (1)     offering price (1)   fee
- ------------------   --------------   --------------    -----------------    ------------
Common Stock,        200,000 shares   $6.00             $1,200,000.00        $363.64
$.001 par value

================================================================================
(1) Pursuant to Rule 457(a), estimated solely for the purpose of calculating the registration fee.

                                    PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously filed by Summa Industries (the "Company") with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

     2.   The Company's Quarterly Reports on Form 10-Q for the quarters ended
          November 30, 1996,     February 28, 1997 and May 31, 1997; and

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company's Articles of Incorporation limit the liability of directors to the maximum extent permitted by California law. California law provides that directors of a California corporation will not be personally liable for monetary damages for breach of the fiduciary duties as directors except for liability as a result of their duty of loyalty to the company for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or stock transactions, unauthorized distributions of assets, loans of corporate assets to an officer or director, unauthorized purchase of shares, commencing business before obtaining minimum capital, or any transaction from which a director derived an improper benefit. Such limitations do not affect the availability of equitable remedies such as injunctive relief or rescission. In addition, the Company's Bylaws provide that the Company must indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by California law. At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See Exhibit Index appearing at page 6 below. The registrant hereby undertakes to submit, or has submitted, the Plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on September 5, 1997.

                                       SUMMA INDUSTRIES

                                       By:    s/ James R. Swartwout
                                              --------------------------------
                                                 James R. Swartwout, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated

     Signatures                             Title                  Date
     ----------                             -----                  ----

/s/James R. Swartwout                Chairman of the Board    September 5, 1997
- ----------------------------------
James R. Swartwout


/s/Coalson C. Morris                 Director                 September 5, 1997
- ----------------------------------
Coalson C. Morris


/s/Dale H. Morehouse                 Director                 September 5, 1997
- ----------------------------------
Dale H. Morehouse

                                     Director                 September _, 1997
- ----------------------------------
Michael L. Horst


/s/William R. Zimmerman              Director                 September 5, 1997
- ----------------------------------
William R. Zimmerman


                                     Director                 September _, 1997
- ----------------------------------
David McConaughy


/s/Karl V. Palmaer                   Director                 September 5, 1997
- ----------------------------------
Karl V. Palmaer


                                     Director                 September _, 1997
- ----------------------------------
Byron C. Roth


/s/Josh T. Barnes                    Director                 September 5, 1997
- ----------------------------------
Josh T. Barnes


/s/Paul A. Walbrun                   Vice President,          September 5, 1997
- ----------------------------------   Controller
Paul A. Walbrun                      and Secretary

                                 EXHIBIT INDEX

Exhibit
Number            Description
- ------            -----------

 5.1      Opinion of Phillips & Haddan LLP

10.1      Summa Industries Employee Stock Ownership Plan*

10.1      Summa Industries 401(k) Savings & Retirement Plan*

23.1      Consent of  Arthur Andersen LLP

24.2      Consent of Phillips & Haddan LLP (included in Exhibit 5.1).

________________________________
* Incorporated by this reference to Summa Industries' Annual Report on Form 10-K for the fiscal year ended August 31, 1996.